UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 NORTH BELT LINE ROAD IRVING, TEXAS	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 586-0080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Asset Purchase Agreement

On September 29, 2023, Salem Web Network, LLC (“SWN”), a subsidiary of Salem Media Group, Inc. (the “Company” or “Salem”) entered into an Asset Purchase Agreement (“APA”) to sell its Salem Church Products business to Gloo Acquisition Corp I, LLC (“Gloo”) for $30,000,000 (the “Transaction”). Upon closing of the Transaction, SWN shall receive $22,500,000 in cash and a promissory note in the principal amount of $7,500,000 (the “Note”), which Note will be secured by a subordinated security interest in the acquired assets and guaranteed by certain personal guarantees. The APA also provides that SWN, Salem and any of their affiliates, shall not engage in, or assist others in engaging in, the Salem Church Products church resources ecommerce retail business (the “Business”) or any competing business anywhere within the United States or any other jurisdiction in which the Business currently operates for a period of five (5) years after the closing date. The APA also contains customary representations, warranties, covenants, conditions to closing, and indemnification obligations of Salem and Gloo. The Transaction is expected to close on or about November 1, 2023 (the “Closing”).

As part of the Transaction, Salem Communications Holding Corporation (“SCHC”), also a subsidiary of Salem, and Gloo will enter into a Transition Services Agreement at Closing pursuant to which SCHC will support Gloo through the migration in the areas of Ecommerce/Revenue Operations, Accounting, Human Resources, technical Resource Support, and Software, among other support functions. In addition to the above agreements, Salem and Gloo Holdings, LLC (“Gloo Holdings”) will enter into a “Series A Preferred Membership Unit Purchase Agreement” (“Membership Interest Purchase Agreement”) pursuant to which Gloo Holdings will issue 833,333 Series A Preferred Membership Units (the “Units”) to Salem. As part of the Membership Interest Purchase Agreement, Salem and certain related parties of Gloo Holdings (the “Obligors”) will enter into a Put Agreement pursuant to which, any time after January 1, 2027, Salem may require the Obligors to purchase the Units for a price of not less than $10,000,000. In exchange for the Units, effective at the Closing, Salem shall provide Gloo Holdings a credit in the amount of $10,000,000 (“Advertising Credit”) to be used by Gloo Holdings and its controlled affiliates to purchase fully pre-emptible advertising inventory consisting of spot and digital advertising and promotions on radio stations and websites and other digital media owned and operated by Salem and its subsidiaries, which Advertising Credit must be used between the Closing and December 31, 2028.

ITEM 8.01	OTHER EVENTS

On October 4, 2023, the Company issued a press release announcing the plan to sell its Salem Church Products business and the entry into the Asset Purchase Agreement. A copy of the press release is being filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of Salem Media Group, Inc. entitled “Salem Media Group Announces Plan to Sell Its Salem Church Product Business”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: October 4, 2023	/s/ Christopher J. Henderson
Christopher J. Henderson
Executive Vice President, General Counsel and Secretary